UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 4, 2020	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC
Series A Junior Participating Cumulative Preferred Stock, par value $0.10 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Chief Executive Officer
On March 4, 2020, Comtech Telecommunications Corp. (the “Company”) and Fred Kornberg, the Company’s Chairman and Chief Executive Officer (“CEO”), entered into a Seventh Amended and Restated Employment Agreement (the “CEO Employment Agreement”). The CEO Employment Agreement replaces Mr. Kornberg’s Sixth Amended and Restated Employment Agreement, as amended.
The term of Mr. Kornberg’s employment under the CEO Employment Agreement expires on July 31, 2022. Mr. Kornberg will receive a base salary of $840,000 per year and an annual incentive compensation opportunity that, when added to Mr. Kornberg’s base salary, will not be less than $3.5 million. Mr. Kornberg is also entitled to receive an annual amount of $200,000 to obtain a life insurance policy. The severance and termination payment provisions in the Sixth Amended and Restated Employment Agreement, as amended, were not included in the CEO Employment Agreement.
The foregoing description of the CEO Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the CEO Employment Agreement, a copy of which is filed as Exhibit 10.1 with this Current Report on Form 8-K and incorporated by reference herein.
Tier I Change in Control Agreement
On March 4, 2020, the Company and Fred Kornberg (CEO), Michael Porcelain (the Company’s President and Chief Operating Officer) and Michael Bondi (the Company’s Chief Financial Officer) each entered into the Company’s standard form of Tier 1 Change in Control Agreement (the “Tier 1 CIC Agreement”).
The Tier 1 CIC Agreements each have an initial term of two years, with automatic renewals for successive two -year periods thereafter, unless either the Company or the executive gives 60 days’ notice of non-renewal. The Tier 1 CIC Agreements with Mr. Porcelain and Mr. Bondi supersede and replace their prior change in control agreements with the Company. Mr. Kornberg previously did not have a separate change-in-control agreement but instead had severance and termination payment provisions in his Sixth Amended and Restated Employment Agreement, as amended.
Under the Tier 1 CIC Agreement, if the executive’s employment relationship ends either due to a termination not for “cause” or the executive terminates the then existing employment relationship for “good reason” (as such terms are defined in the Tier 1 CIC Agreement), either 90 days prior to, or during the 24-month period after, the Change in Control (such period, the “Protected Period”), the executive will be entitled to receive severance equal to 2.5 times the executive’s “Annual Compensation”.

Under the Tier 1 CIC Agreement, “good reason” includes the assignment of any duties inconsistent in any material adverse respect with the executive’s then current position, authorities or responsibilities or any other material adverse change in the executive’s then current position, authority or responsibilities, a material reduction in compensation (as defined in the Tier 1 CIC Agreement), and the relocation of employment to a location more than 50 miles from the location of the executive’s principal place of employment prior to the Change in Control. Under the Tier 1 CIC Agreement, an executive’s “Annual Compensation” is equal to the sum of (i) the greater of the executive’s base salary in effect immediately prior to the Change in Control or immediately prior to the occurrence or event that gives rise to the executive’s notice of termination plus (ii) the executive’s average “Annual Incentive Awards” paid, payable or granted during the three fiscal years preceding the executive’s termination. Under the Tier 1 CIC Agreement, “Annual Incentive Awards” are calculated based upon the value of long-term performance share awards, restricted stock, stock options or any other equity awards paid, payable or granted to the executive during the applicable fiscal year or any award specified by the Board in an award agreement or other equity based award that is paid, payable or granted in lieu of any annual non-equity incentive compensation for any fiscal year. The executive’s stock options and other equity awards will become immediately vested and exercisable (if subject to exercise) and all restrictions on such equity awards will lapse on the date of the executive’s termination. The severance amount is paid in a lump sum in cash on the 52nd day following the date of the executive’s termination under the Tier 1 CIC Agreement. The executive’s receipt of any severance or benefits under the Tier 1 CIC Agreement is subject to and conditioned upon the execution and non-revocation of a general release of claims in favor of the Company.
With respect to an executive’s annual incentive award for the fiscal year in progress at the date of his termination (as that term is defined in the Tier 1 CIC Agreement) and his annual incentive award for any previously completed year for which a final annual incentive award has not yet been determined, awards will vest as follows: (i) any award based on pre-set performance goals will be earned and vested based on the level of actual achievement of such performance goals through the earlier of the end of the performance period or the date of termination; and (ii) any award not based on pre-set performance goals will be earned and vested as of the date of termination based on a level consistent with the level of annual incentives (as a percentage of base salary) of other executives of comparable rank whose annual incentives are based on pre-set performance goals, but in an amount not less than the pro rata amount of the executive’s average prior years’ annual incentive amount referred to above.
In the event that the executive’s employment is terminated by the Company not for cause or by the executive for “modified good reason” (as that term is defined in the Tier 1 CIC Agreement) prior to or following the Protected Period, the executive would be entitled to receive a payment equal to 2.0 times the executive’s Annual Compensation. The executive’s stock options and other equity awards will become immediately vested and exercisable (if subject to exercise) and all restrictions on such equity awards will lapse on the date of the executive’s termination. The severance amount is paid in a lump sum in cash on the 52nd day following the date of the executive’s termination under the Tier 1 CIC Agreement. The executive’s receipt of any severance or benefits under the Tier 1 CIC Agreement is subject to and conditioned upon the execution and non-revocation of a general release of claims in favor of the Company.
The Tier 1 CIC Agreement includes restrictive covenants, including non-competition and employee non-solicitation provisions that run during employment and for 24 months following termination. Subject to the executive’s compliance with the post-termination restrictions contained in the Tier 1 CIC Agreement, the executive will also be eligible to receive, at the Company’s expense, continued coverage under the Company’s medical plans for the period of time permitted under applicable law.
Under the Tier 1 CIC Agreement, in the event the executive’s employment terminates due to death or disability, the executive’s outstanding and unvested time-based equity awards will become vested, and any stock options will remain exercisable for one year following the date of death or disability (but not later than the expiration of the stated term of the stock option). In addition, the executive’s outstanding and unvested equity awards that vest based in whole or in part on achievement of one or more performance goals will be treated in accordance with the terms of the applicable award agreement. The Tier 1 CIC Agreement provides that performance-based equity awards granted on or after the effective date of the Tier 1 CIC Agreement will provide for vesting on death or disability that is no less favorable than the terms applicable to the most recent performance-based equity award granted to the executive.

Under the Tier 1 CIC Agreement, in the event that the amounts payable to the executive in connection with a Change in Control and the termination of the executive’s employment thereafter are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, the payment to be made to the executive may be reduced if the reduction would provide the executive with a greater after-tax amount than would be the case if no such reduction took place.
The foregoing description of the Tier 1 CIC Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of Tier 1 CIC Agreement, a copy of which is filed as Exhibit 10.2 with this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Seventh Amended and Restated Employment Agreement between Comtech and Fred Kornberg
10.2	Form of Change in Control Agreement (Tier 1)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    March 4, 2020

By:	/s/ Michael A. Bondi Name: Michael A. Bondi Title: Chief Financial Officer